                                  SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]   Preliminary Information Statement
[X]   Definitive Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                              IBIZ TECHNOLOGY CORP.
                (Name of Registrant As Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which the transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:


[ ]    Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:


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                              IBIZ TECHNOLOGY CORP.
                  2238 WEST LONE CACTUS, PHOENIX, ARIZONA 85027


                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF IBIZ TECHNOLOGY CORP. OUTSTANDING SHARES OF COMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.



                                                              Phoenix, Arizona
                                                              February 24, 2003

         This information statement has been mailed on or about February 24, 2003 to the stockholders of record on February 13, 2003 (the "Record Date") of iBIZ Technology Corp., a Florida corporation (the "Company") in connection with certain actions to be taken by the written consent of the majority stockholders of the Company, dated as of February 13, 2003. The actions to be taken pursuant to the written consent shall be taken on or about March 15, 2003, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                             By Order of the Board of Directors,

                                             /s/ Kenneth Schilling
                                             Chairman of the Board




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                          NOTICE OF ACTION TO BE TAKEN
                                 PURSUANT TO THE
                    WRITTEN CONSENT OF MAJORITY STOCKHOLDERS
                IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS
                             DATED FEBRUARY 13, 2003

To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of stockholders dated February 13, 2003, in lieu of a special meeting of the stockholders. Such actions will be taken on or about March 15, 2003:

         1. The Company will amend its certificate of incorporation to increase the authorized amount of common stock from 450,000,000 shares to 5,000,000,000 shares.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, the Company's authorized capitalization consisted of 450,000,000 shares of common stock, par value $.001 per share, ("Common Stock") of which 180, 004, 380 shares are issued and outstanding as of the Record Date, and 50,000,000 shares of blank check preferred stock, of which no shares are issued or outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

         Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposal by resolution dated February 13, 2003; and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

         Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on March 15, 2003.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

         This Information Statement will serve as written notice to stockholders pursuant to Section 607.0705 of the Florida Business Corporation Act.



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                   AMENDMENT TO THE ARTICLES OF INCORPORATION

         On February 13, 2003, the majority stockholders of the Company authorized an amendment to the Company's certificate of incorporation to increase the number of authorized shares of common stock from 450,000,000 to 5,000,000,000. The Company currently has authorized capital stock of 450,000,000 of shares of common stock and approximately 180,004,380 shares of common stock are outstanding as of the Record Date. The Board believes that the increase in authorized shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

INCREASE IN AUTHORIZED COMMON STOCK

         The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of common stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of common stock. This amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock would remain unchanged under this proposal.

         As of February 13, 2003, a total of 180,004,380 shares of the Company's currently authorized shares of common stock are issued and outstanding. The increase in the number of authorized but unissued shares of common stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

         One of the effects of proposed amendment might be to enable the Board to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company, which stockholders might view as desirable.

         While the amendment may have anti-takeover ramifications, the Board believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the stockholders' interests.

                             ADDITIONAL INFORMATION

         The Company's annual report on Form 10-KSB for the period ending October 31, 2002 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to the Company's principal offices at iBiz Technology Corp., 2238 West Lone, Cactus, Phoenix, AZ 85027, Attention: Kenneth Schilling.

                                             By Order of the Board of Directors,

                                             /s/ Kenneth Schilling
                                             Kenneth Schilling
                                             Chairman of the Board


Phoenix, Arizona
February 24, 2003

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EXHIBIT A

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              IBIZ TECHNOLOGY CORP.

                                  P94000026209
                        (Document Number of Corporation)

         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, iBIZ Technology Corp., a Florida corporation (the "Corporation"), adopts the following articles of amendment to its articles of incorporation:

         FIRST: That the Board of Directors of the Corporation, in lieu of meeting by consent, adopted the following resolution:

         RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article IV of the Certificate of Incorporation be superceded and replaced as follows:

         CAPITAL STOCK. The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other annual rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

                  The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

         Class           Par Value            Authorized Shares         Total
         -----------------------------------------------------------------------
         Common           $0.001                5,000,000,000       $5,000,000

         Preferred        $0.001                   50,000,000           50,000
                                               --------------       ----------

         Totals:                                5,050,000,000       $5,050,000
                                               ==============       ==========


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                  RESOLVED, that the appropriate corporate officers be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Corporation to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability.

         SECOND: That the aforesaid amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of
Section 607.1003 of the General Corporation Law of the State of Florida.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this ?th day of March 2003.



                                                 By:
                                                     ---------------------------
                                                 Name: Kenneth W. Schilling
                                                 Title: Chief Executive Officer



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